EXHIBIT 99.1

The Bon-Ton Stores, Inc. Receives Signed Letter of Intent from DW Partners,
Namdar Realty Group and Washington Prime Group

Auction Rescheduled to April 16, 2018

All Bon-Ton Stores Remain Open and Serving Customers

MILWAUKEE, WI – April 9, 2018 – The Bon-Ton Stores, Inc. (OTCQX: BONT) (“the Company”) today announced that it has received a signed letter of intent from an investor group composed of DW Partners, Namdar Realty Group (including its partner Mason Asset Management) and Washington Prime Group (the “investor group”), pursuant to which the investor group proposes to acquire the Company as a going concern in a Bankruptcy Court-supervised sale process. The Company and the investor group are in the process of finalizing an asset purchase agreement in advance of an auction, which is now scheduled to be held on April 16, 2018.

Bill Tracy, President and Chief Executive Officer, said, “We are pleased to have received this signed letter of intent and are advancing our discussions with the investor group to complete an asset purchase agreement as we proceed toward the court-supervised auction. With the help of our advisors, we will evaluate all qualified bids and are committed to maximizing value and pursuing the best path forward for the Company and our stakeholders. I would like to thank our talented associates, our vendors and our other partners for their ongoing support through our court-supervised restructuring process. As always, we remain focused on serving our loyal customers with quality merchandise and an exceptional shopping experience in our stores and across e-commerce and mobile platforms.”

DW Partners is an alternative asset manager focusing on investment in credit markets across a broad range of asset types and strategies. Namdar Realty Group is a privately held commercial real estate investment and management firm that owns and operates more than 30 million square feet of commercial real estate in the United States. Washington Prime Group is a retail real estate investment trust and a recognized leader in the ownership, management, acquisition and development of retail properties.

Bon-Ton sought and received approval from its lenders to extend the date of the auction to April 16, 2018. The auction is designed to achieve the highest or otherwise best offer, and is subject to, among other things, Bankruptcy Court approval and other customary conditions. A hearing to approve a sale is expected to take place later in April.

Bon-Ton is continuing to operate in the ordinary course as the Company completes its court-supervised restructuring process. Bon-Ton was required to provide notification under certain state and federal laws of potential job losses even as it works to complete a sale of the Company as a going concern, and is hopeful the sale process will preserve jobs. The Company’s stores remain open and are continuing to serve customers.

As previously announced, on February 4, 2018, Bon-Ton and its subsidiaries filed voluntary petitions for a court-supervised financial restructuring under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Company’s stores, e-commerce and mobile platforms under the Bon-Ton, Bergner's, Boston Store, Carson's, Elder-Beerman, Herberger’s and Younkers nameplates are open and operating as usual.

Additional Information
Additional information is available on the Company’s restructuring website at bontonrestructuring.com. Court filings and other documents related to the court-supervised process are available at https://cases.primeclerk.com/bonton or by calling the Company’s claims agent, Prime Clerk, at (844) 253-1011 (toll-free in the U.S.) or (347) 338-6537 (for parties outside the U.S.).

Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as the Company’s legal counsel, AlixPartners LLP is serving as restructuring advisor and PJT Partners, Inc. is acting as financial advisor.

About The Bon-Ton Stores, Inc.
The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 250 stores, which includes nine furniture galleries, in 23 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates.  The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings.  The Bon-Ton Stores, Inc. is an active and positive participant in the communities it serves.  For further information, please visit http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements
Certain information included in this release and in other communications made by the Company contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend,” or other similar expressions, involve important risks and uncertainties that could significantly cause future results to differ from those expressed in any forward-looking statements. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; deterioration of general economic conditions; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; changes in energy and transportation costs; weather conditions that could negatively impact sales; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses; operational disruptions; unsuccessful marketing initiatives; the ability to improve efficiency through the Company’s eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including the store rationalization program and initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements; the financial condition of mall operators; and the  uncertainties relating to the bankruptcy filing by the Company, including, but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 case, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Bankruptcy Court rulings in the Chapter 11 case and the outcome of the Chapter 11 case in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 case, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; and (ix) other risks and uncertainties. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Annual Report on Form 10-K for fiscal 2017 and subsequent filings with the Securities and Exchange Commission. Forward-looking statements made by the Company in this release, or elsewhere, speak only as of the date on which the statements were made. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

MEDIA CONTACT:
Christine Hojnacki, 414-347-5329
christine.hojnacki@bonton.com

Michael Freitag / Leigh Parrish / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449